UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), and AmeriGas Finance Corp., a Delaware corporation ("Finance Corp.," and together with the Partnership, the "Issuers"), issued $415.0 million principal amount of 7.25% Senior Notes due 2015 (the "Notes") in a private offering. The Notes were issued pursuant to an indenture among the Issuers and Wachovia Bank, National Association, as trustee (the "Indenture"). The Notes bear interest at the rate of 7.25% per annum which is paid semiannually on May 20 and November 20 of each year, commencing on November 20, 2005, and mature on May 20, 2015. The Notes are senior unsecured joint and several obligations of the Issuers and rank pari passu to all of the Issuers’ existing and future senior debt. However, the Notes are effectively subordinated to all of the existing and future debt of the Partnership’s subsidiaries, including AmeriGas Propane, L.P., a Delaware limited partnership (the "Operating Partnership"). The obligations under the Indenture are non-recourse to the Partnership’s general partner, AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"), the Operating Partnership, and their respective affiliates.

The Partnership may redeem some or all of the Notes at any time on or after May 20, 2010 at prices specified in the Indenture. The Partnership may also redeem up to 35% of the Notes at any time prior to May 20, 2008 with the proceeds from a registered public offering of its common equity as described in the Indenture. If the Partnership experiences specific kinds of changes in control, it must offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest.

The Issuers are subject to a number of financial and other covenants under the Indenture. The Notes have not been registered for public sale under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to a Registration Rights Agreement, dated May 3, 2005, among the Issuers, the General Partner, the Operating Partnership, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC as representative of the initial purchasers in the private offering of the Notes (the "Registration Rights Agreement"), the Issuers are required to file a registration statement under the Securities Act to enable holders of the Notes to exchange their Notes for registered notes having substantially the same terms (the "Exchange Offer"). The Issuers must use their best efforts to have the registration statement declared effective by the Securities and Exchange Commission within 210 days of the execution of the Indenture (the "Effectiveness Deadline"). The Issuers must also use their best efforts to complete the Exchange Offer within 30 business days after the Effectiveness Deadline.

The Partnership is filing the Indenture as Exhibit 4.1 and the Registration Rights Agreement as Exhibit 99.1 to this Form 8-K. The descriptions of the terms of the Indenture and the Registration Rights Agreement in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.
Description

4.1 Indenture, dated May 3, 2005, among the Issuers and Wachovia Bank, National Association, as trustee.

99.1 Registration Rights Agreement, dated May 3, 2005, among the Issuers, the General Partner, the Operating Partnership, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC as representative of the initial purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

May 6, 2005	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated May 3, 2005, among the Issuers and Wachovia Bank, National Association, as trustee.
99.1	Registration Rights Agreement, dated May 3, 2005, among the Issuers, the General Partner, the Operating Partnership, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC as representative of the initial purchasers.